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                                  EXHIBIT 4.1


                          DAUPHIN DEPOSIT CORPORATION

                           1995 STOCK INCENTIVE PLAN



1. PURPOSES. The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward employees, and (b) to give the Company's employees an interest parallel to the interests of the Company's shareholders generally.


2. DEFINITIONS. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

     (a) "Beneficiary" means a person or entity (including a trust or estate), designated in writing by a participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the participant's rights under the Plan shall pass in the event of the death of the participant.

     (b) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

     (c)  "Change in Control" means any of the following:

          (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary, an employee benefit plan (or related trust) of the Company or a Subsidiary, or affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (ii) shareholders approve (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a Subsidiary, (B) a plan of complete liquidation, or
     (C) a reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a reorganization, consolidation or merger in which the holders of Common Stock immediately prior to the reorganization, consolidation or merger will, following such reorganization, consolidation or merger, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, consolidation or merger; or

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          (iii)  the persons who were members of the Board of Directors immediately before a tender or exchange offer by any person other than the Company or a Subsidiary, or before a reorganization, merger, consolidation, or contested election, or before any series of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

     (d) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

     (e) "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 11(a) below.

     (f) "Common Stock" means common stock of the Company, par value $5.00 per share.

     (g) "Company" means Dauphin Deposit Corporation, a Pennsylvania business corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended, its successors and assigns.

     (h) "Employee" means an employee of the Company or a Subsidiary, regularly employed on a full-time basis, including an officer or director if he is such an employee.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (j)  "Fair Market Value" on a particular date means as follows:

          (i) if the Common Stock is listed or admitted to trading on such date on a national exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on such national exchange or, if no sales were reported on such date, the mean between the high and low sales price on the next preceding day on which there was a reported sale; or

          (ii) if the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a share of Common Stock on such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if no sales were reported on such date, the mean between the high and low sales price on the next preceding day on which there was a reported sale; or

          (iii) if the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on

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     such date as furnished by a professional market maker selected by the
     Committee making a market in the Common Stock or, if bid and asked prices are not available on such date, the mean between the closing bid and asked prices furnished by such market maker on the next preceding day for which such prices are available.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

     (k) "Incentive Stock Option" means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

     (l) "Non-Qualified Stock Option" means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.

     (m) "Option" means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Qualified Stock Options.

     (n) "Performance Unit Award" means an amount of cash or shares of Common Stock or a combination of each, that will be distributed in the future if continued employment or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include the participant's depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock. The amount of the award may but need not be determined by reference to the market value of Common Stock.

     (o) "Plan" means the Dauphin Deposit Corporation 1995 Stock Incentive Plan set forth in these pages, as amended from time to time.

     (p) "Restricted Stock Award" means shares of Common Stock which are issued or transferred to an Employee under Section 5 below and which will become free of restrictions specified by the Committee if continued employment and/or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include the participant's depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock.

     (q) "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

     (r) "Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

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     (s)  "Stock Appreciation Right" means a right granted under Section 7 below.

     (t) "Stock Bonus Award" means an amount of cash or shares of Common Stock which is distributed to an Employee or which the Committee agrees to distribute in the future in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the award is made. The amount of the award may but need not be determined by reference to the market value of Common Stock. Performance Unit Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.

     (u) "Stock Incentive" means an award granted under this Plan in one of the forms provided for in Section 3.

     (v) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) which is also a "subsidiary corporation" as defined in Section 424(f) of the Code.


3.   GRANTS OF STOCK INCENTIVES.

     (a) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant the following types of awards to any Employee:

          (i) Stock Bonus Awards, which may but need not be Performance Unit Awards or Restricted Stock Awards,

          (ii)   Options,

          (iii)  Stock Appreciation Rights, and

          (iv) any awards not embraced within (i), (ii) or (iii) above that provide the participant with the right to purchase or otherwise acquire Common Stock or that are valued by reference to the market value of Common Stock (including, but not limited to, phantom securities and dividend equivalents).

Any such awards shall be in a form determined by the Committee and shall have such terms and conditions as are determined by the Committee (which may include terms contingent upon a Change of Control), provided that such awards shall not be inconsistent with the terms and purposes of the Plan.

     (b)  After a Stock Incentive has been granted,

          (i) the Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

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          (ii)   with the written consent of the affected participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted,

and no additional consideration need be received by the Company in exchange for such waiver or amendment.

     (c) The Committee may (but need not) grant any Stock Incentive linked to another Stock Incentive. Linked Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Stock Incentives shall be determined by the Committee, subject to the provisions of the Plan.


4.   STOCK SUBJECT TO THIS PLAN.

     (a) Subject to the provisions below of Paragraph 4(c) and of Section 9, the maximum number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives is 2,000,000 shares of Common Stock.

     (b) Such shares may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a grantor trust pursuant to Paragraph 12(d) below, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a grantor trust pursuant to Paragraph 12(d) below or to an Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

     (c) Subject to the provisions of Section 5(c) and Section 7(f), if any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to an Employee and shall cease to be issuable or transferable to an Employee because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of an Employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Paragraph (a) above of this Section 4 and may again be made subject to Stock Incentives; provided that the number of shares not so issued or transferred and any such reacquired shares may again be made subject to Stock Incentives for Section 16 Persons only if the forfeiting Employee received no benefits of ownership such as dividends (but excluding voting rights) from the shares or if SEC Rule 16b-3 would otherwise be satisfied.

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5.   STOCK BONUS AWARDS, PERFORMANCE UNIT AWARDS AND RESTRICTED STOCK AWARDS.
Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to the following provisions:

     (a) An Employee may be granted a Stock Bonus Award, Performance Unit Award or Restricted Stock Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

     (b) Shares of Common Stock subject to a Stock Bonus Award may be issued or transferred to an Employee at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Employee at the time such Award is granted, the Committee may but need not provide for payment to such Employee, either in cash or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Employee, of amounts not exceeding the dividends which would have been payable to such Employee in respect of such shares (as adjusted under Section 9) if such shares had been issued or transferred to such Employee at the time such Award was granted.

     (c) Any Stock Bonus Award, Performance Unit Award or Restricted Stock Award may, in the discretion of the Committee, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted; and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan, provided that the number of shares for which such cash payment is made may be made subject to Stock Incentives for
Section 16 Persons only if such add-back would satisfy SEC Rule 16b-3.

     (d) Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee shall determined; provided, however, that upon the issuance or transfer of shares to an Employee pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may but need not be made in the form of a Performance Unit Award or a Restricted Stock Award. In the case of a Restricted Stock Award, the Committee may but need not (unless required by applicable law) require the recipient to pay the par value of the shares to be issued or transferred pursuant thereto.

     (e) Each Stock Bonus Award, Performance Unit Award and Restricted Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, signed by an officer of the Company duly authorized to do so, provided that such instrument is consistent with this Plan and incorporates it by reference.

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6.   OPTIONS.  Options shall be subject to the following provisions:

     (a) Subject to the provisions of Section 9, the purchase price per share shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted) and, in the case of a Non-Qualified Stock Option, not less than 85% of the Fair Market Value of a share of Common Stock on the date the Non-Qualified Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee.

     (b) The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank certified, cashier's or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock surrendered to the Company. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. If so provided in the Option and subject to such terms and conditions as are specified in the Option, in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued or transferred may be paid by a promissory note secured by a pledge of the purchased shares in such form and containing such provisions (which may but need not provide for interest and for payment of the note at the election of the Employee in cash or in shares of Common Stock surrendered to the Company) as the Committee may approve; provided that (A) if the Committee permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (B) in the case of an Incentive Stock Option, any such note shall bear interest at the minimum rate required to avoid imputation of interest under federal income tax laws applicable at the time of exercise, and (C) any such note shall mature in ten years or such lesser period as may be specified by the Committee.

     (c) Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 6, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent

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it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

     (d) Each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution; provided that an Option of a Section 16 Person and any Incentive Stock Option may be exercisable after death by a Beneficiary only if such exercise would be permissible under and consistent with SEC Rule 16b-3 or
Section 422 of the Code, as the case may be. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of employment until its fixed expiration date (or until an earlier date or specified event occurs).

     (e) An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (f) Each Option shall be evidenced by a written instrument, signed by an officer of the Company duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

     (g) The Committee may specify, at the time of grant of an Incentive Stock Option or, with respect to a Non-Qualified Stock Option, at or after the time of grant, that an Employee shall be granted a Non-Qualified Stock Option (a "Restored Option") if and when (i) such Employee exercises all or part of an Option, including a previously granted Restored Option (an "Original Option") by surrendering shares of Common Stock already owned by him in full or partial payment of the option price under such Original Option and/or (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All Restored Options are subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number

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of shares of Common Stock surrendered in payment of the option price under such
Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each Restored Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and shall expire on the stated expiration date of the Original Option. The date of grant of a Restored Option shall be the date on which the exercise of the Original Option or a previously granted Restored Option resulted in the grant of such Restored Option. A Restored Option shall be exercisable at any time and from time to time from or after the date of grant of the Restored Option (or as the Committee in its sole discretion shall otherwise specify in the written instrument evidencing the Restored Option). The written instrument evidencing a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option or Restored Option, as the Committee in its sole discretion may deem desirable.

     (h) The Committee may cancel any outstanding Option with the consent of the holder thereof and re-grant the Option at a lower price, provided that such price satisfies the requirements of Section 6(a) above on the date of regrant, and no additional consideration need be received by the Company in exchange for such cancellation and regrant.

     (i) No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval counsel to the Company may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by counsel to the Company.

     (j) An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized by the Committee and described in Section 6(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.


7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

     (a) Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Linked Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

     (b) Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to Section 7(e) below if and when he surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted

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as a supplement to an Option shall entitle the holder to receive the amount determined pursuant to Section 7(e) below if and when the holder purchases a share under the related Option.

     (c) Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this
Section 7, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

     (d) No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Committee grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of employment until they expire pursuant to the first sentence of this paragraph 7(d) (or until an earlier date or specified event occurs).

     (e) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash or shares of Common Stock or a combination of each, as the Committee in its sole discretion may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued. In the case of Linked Stock Appreciation Rights, the Base Price shall be the price at which shares may be purchased under the related Option, unless the Committee specified a different price when the Rights were granted (which shall not be less than the lowest price at which the related Option could have been granted under Section 6 above). In the case of Free-Standing Stock Appreciation Rights, the Base Price shall be the Fair Market Value of a share of Common Stock on the date the Rights were granted, unless the Committee specified a different price when the Rights were granted (which shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date the Rights were granted).

     (f) The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights, except if and to the extent that Company counsel determines that, with respect to Section 16 Persons, SEC Rule 16b-3 requires that a different number of shares be so charged. In the case of an exercise of a Linked Stock Appreciation Right that is alternative to an Option, if the number of shares of Common Stock previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess may be added back to the number of shares available for use under the Plan, provided that the number of shares added back may be made subject to Stock Incentives for Section 16 Persons only if such add-back would satisfy SEC Rule 16b-3.

     (g) Stock Appreciation Rights shall be exercisable during the life of the Employee only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the Stock Appreciation Rights by will or the laws of descent and distribution; provided that Stock Appreciation Rights of a Section 16 Person and Stock Appreciation Rights linked to an Incentive Stock Option may be exercisable after death by a Beneficiary only if such exercise would be permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be.

     (h) Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.


8. CERTAIN CHANGE IN CONTROL, TERMINATION OF EMPLOYMENT AND DISABILITY PROVISIONS. Notwith-standing any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this Section 8, the Committee may at any time, and subject to such terms and conditions as it may impose:

     (a) authorize the holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the participant's employment with the Company and its Subsidiaries, or following the participant's disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may an Option or Right be exercised after the expiration of its term;

     (b) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

     (c) provide for Stock Appreciation Rights to be exercised automatically and only for cash in the event of a Change in Control;

     (d) authorize a Stock Bonus Award, Performance Unit Award or Restricted Stock Award to become non-forfeitable, fully earned and payable following (i) a Change in Control, (ii) the termination of the participant's employment with the Company and its Subsidiaries, or (iii) the participant's disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;

     (e) grant Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control;

     (f) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Option, Stock Appreciation Right, Stock Bonus Award, Performance Unit Award or Restricted Stock Award in the event of a Change in Control, either at the election of the participant or at the election of the Committee; and

     (g) cause any Stock Incentive then outstanding to be assumed or new rights of equivalent value substituted therefor by the successor corporation in any Change in Control.


9. ADJUSTMENT PROVISIONS. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any employee, (b) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives,
(c) the purchase price to be paid per share under outstanding and future Stock Incentives, and (d) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.


10. EFFECTIVE DATE AND DURATION OF PLAN. The Plan shall become effective when adopted by the Board, provided that the shareholders of the Company thereafter approve it at a duly held stockholders' meeting. If the Plan is not so approved by shareholders, the Plan (and any Stock Incentive granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

11.  ADMINISTRATION.

     (a) The Plan shall be administered by a committee of the Board consisting of three or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in SEC Rule 16b-3. Notwithstanding the foregoing, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to awards to employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of three or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986 as amended by the Omnibus Budget Reconciliation Act of 1993.

     (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the participants in the Plan,
(ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, and (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option or Stock Appreciation Right, and whether specific awards shall be linked to one another and if so whether they shall be alternative to or supplement one another. The interpretation by the Committee of the terms and provisions of the Plan and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

     (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be indemnified by the Company in respect of all their activities under the Plan to be maximum extent permitted by law and shall incur no liability except for gross or willful misconduct in the performance of their duties.


12.  GENERAL PROVISIONS.

     (a) Any provision of the Plan to the contrary notwithstanding, any derivative security issued under the Plan (within the meaning of Paragraph
(a)(2) of SEC Rule 16b-3 as amended in SEC Release No. 34-28869), including without limitation any Option or Stock Appreciation Right, shall not be transferable by the participant other than by will or the laws of descent and distribution or to a Beneficiary designated by the participant or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. Any purported transfer of a derivative security to a Beneficiary by a Section 16 Person, and any purported transfer of an Incentive Stock Option to a Beneficiary, shall be effective only if such transfer is permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be.

     (b) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or other service of any person at any time with or without cause.

     (c) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances that counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (d) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a grantor trust (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a grantor trust for the purpose of satisfying the Company's obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

     (e) The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the participant, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

     (f) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees or consultants generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

     (g) The Committee may establish such additional terms and conditions as it determines to be necessary or advisable with respect to transactions by and with respect to Section 16 Persons under the Plan to comply with any applicable conditions of SEC Rule 16b-3. Further, it is intended that this Plan and any Stock Incentive granted to any Section 16 Person with respect to the Plan be eligible for exemption under SEC Rule 16b-3. Accordingly, unless the Committee determines otherwise, if any provision of the Plan or any such Stock Incentive does not comply with the requirements of SEC Rule 16b-3 then applicable to the Plan or such Stock Incentive, such provision shall be deemed amended to the extent necessary to conform to such requirements.

     (h) The Company's obligation to issue or transfer shares of Common Stock or to pay money in respect of any Stock Incentive shall be subject to the condition that such issuance, transfer or payment would not, in the opinion of counsel to the Company, cause any impairment of the Company's capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party.

     (i) By accepting any benefits under the Plan, each participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

     (j) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the Commonwealth of Pennsylvania, but without giving effect to the principles of conflicts of laws thereof.

     (k) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.


13. AMENDMENT AND TERMINATION. The Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted as Incentive Stock Options under the Code, provided that, without stockholder approval, no amendment shall (a) materially increase the benefits accruing to
Section 16 Persons who are participants under the Plan within the meaning of SEC Rule 16b-3, (b) increase the aggregate number of shares which may be issued under Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation Section 1.422A(b)(iv) or its successor, (c) materially increase the number of securities which may be issued to Section 16 Persons under the Plan within the meaning of SEC Rule 16b-3, or (d) materially modify the requirements as to eligibility for participation in the Plan by Section 16 Persons within the meaning of SEC Rule 16b-3. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the participant.

                                      -16-